Exhibit 99.1
PROLOGIS REPORTS THIRD QUARTER FFO OF $0.63 PER SHARE
Denver, CO – October 23, 2008 – ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported funds from operations as defined by ProLogis (FFO) for the quarter ended September 30, 2008, of $0.63 per diluted share, compared with $1.41 in 2007. Growth in income from the company’s Investment Management segment was offset by lower Property Operations and a lower level of development dispositions compared with the third quarter of 2007. The third quarter of 2007 also included $0.36 per share from gains related to the acquisition of shares of Macquarie ProLogis Trust and subsequent contribution of those assets into a newly formed property fund. Net earnings per diluted share for the quarter were $0.16, down from $1.12 in 2007, due to the factors affecting FFO, as well as a higher level of dispositions of non-CDFS properties in 2007 that are not included in FFO.
For the nine months ended September 30, 2008, FFO was $3.07 per diluted share, compared with $3.81 in the first nine months of 2007, while net earnings per diluted share were $1.69, compared with $3.51 for the nine months ended September 30, 2007, primarily due to the items noted above.
“Third quarter property market fundamentals held up reasonably well, notwithstanding the current credit crisis, which has negatively affected the global economy and our business,” said Jeffrey H. Schwartz, ProLogis chairman and chief executive officer. “Despite this economic turmoil, we believe ProLogis is well positioned to weather the storm and take advantage of opportunities that may eventually arise.”
During the third quarter, the company maintained a high level of leasing activity and achieved growth in net operating income and rental rates on turnovers within its same store pool. “While our operating results for the quarter were in line with our expectations, since the worst of the financial crisis has been felt in recent weeks, we are now seeing customers deferring decisions while assessing the impact of current market conditions on their businesses. Additionally, development margins have come under pressure due to rising cap rates, and we expect this trend to persist into early 2009,” Schwartz said.
“As we continue to focus on managing the business for the long-term, our first and foremost objective in these turbulent times is to preserve our balance sheet strength and maintain financial flexibility,” Schwartz added. “Our investment strategy over the near term will be governed by extremely conservative capital deployment. As a result of this focus, near-term earnings will be negatively impacted; we believe, however, this is the most appropriate response to today’s market conditions.”
Market Turmoil Prompts Guidance Revision
“As a result of the substantial dislocation in the credit markets and the related economic turmoil since our previous guidance, we are lowering our guidance for full-year 2008 FFO to a range of $3.60 to $3.70 per share,” said William E. Sullivan, chief financial officer. “We are assuming the current economic malaise persists throughout 2009, further impacting cap rates and leasing momentum in those markets where liquidity has been most impacted. Given the turbulent environment, we will revise and update 2009 guidance as we develop more clarity but no later than reporting of fourth quarter results.” In connection with the company’s reduction in FFO per share guidance, net earnings are anticipated to be $1.75 to $1.85 per share for 2008. The company will expand upon its outlook for the business on its third quarter results webcast/conference call to be held today at 10:00 a.m. ET (see below).
Changing Market Dynamics Impact New Development
ProLogis began construction of $528 million of new development during the third quarter and contributed assets with an aggregate cost of $681 million to its property funds, which together with a strengthening U.S. dollar reduced the company’s total CDFS asset pipeline to $8.2 billion at September 30, 2008. “During the quarter we achieved an increase of 530 basis points in leasing of our overall CDFS Asset Pipeline, driven by improved activity in Asia and 65 percent of third quarter starts being preleased,” said Ted R. Antenucci, ProLogis president and chief investment officer. “Given today’s challenging market conditions, we have decided not to move forward with some early-stage projects and now anticipate development starts for full-year 2008 will be between $2.7 and $2.9 billion,” Antenucci added.
During the quarter, the company signed 34.6 million square feet of leases worldwide, bringing total year-to-date leasing activity to 95.4 million square feet. One-third of that total, or 31.6 million square feet, was new CDFS leases, including those for build-to-suit projects under development.
Operating Property Performance Relatively Stable Despite Difficult Economic Conditions
“At September 30, 2008, our stabilized portfolio was 93.4 percent leased, well above market averages,” said Diane S. Paddison, executive director of global operations. “Customer relationships are critical in times of economic uncertainty, and our focus in this area is demonstrated by tenant retention during the quarter of nearly 83 percent. We also expanded our relationships with Procter & Gamble, Kraft Foods and CEVA Logistics with additional leases during the quarter. We anticipate fundamentals, particularly in the U.S. and Europe, to weaken further in the coming months but also expect our portfolio to continue to outperform the overall market due to the quality and location of our facilities as well as our commitment to customer service.”
Selected Financial and Operating Information
•	Increased same-store net operating income in the quarter by 1.85 percent, resulting from 0.55 percent growth in average leasing and rent growth on turnovers of 2.73 percent in the pool. For the first nine months, same-store net operating income increased 2.26 percent, resulting from a 1.17 percent increase in average leasing and rent growth on turnovers of 4.09 percent.

•	Reported leasing in the stabilized portfolio of 93.4 percent.

•	Recycled a total of $839.6 million of capital through contributions and dispositions during the quarter. Of the total, $828.4 million was from CDFS dispositions, with $190.7 million of that from acquired property portfolios. The remaining $11.2 million was from non-CDFS dispositions. Year-to-date total dispositions were $3.60 billion, with $3.53 billion from CDFS dispositions.

•	Realized FFO from CDFS dispositions of $71.2 million for the quarter. Pre-deferral, post-tax margins for developed and repositioned properties during the third quarter averaged 15.5 percent, while post-tax, post-deferral margins were 10.9 percent.

•	Increased total assets owned and under management to $40.8 billion, up from $36.3 billion at December 31, 2007, a year-to-date increase of 12.4 percent.

•	Grew ProLogis’ share of FFO from property funds to $50.1 million for the quarter, compared with $39.9 million for the third quarter of 2007, an increase of 25.6 percent.

•	Recognized fee income from property funds of $35.5 million, compared with $27.1 million for the third quarter of 2007, an increase of 31.0 percent.
Reconciliation of Guidance for FFO from Net Income for 2008

	Low	High
Projected earnings attributable to common shares	$1.75	$1.85
Depreciation and amortization	1.17	1.17
Deferred taxes	0.14	0.14
Gain on sale of non-CDFS assets	(0.07)	(0.07)
Foreign currency exchange gains/(losses)	0.10	0.10
ProLogis’ share of reconciling items from unconsolidated entities	0.51	0.51

Projected FFO per share	$3.60	$3.70

Copies of ProLogis’ third quarter 2008 supplemental information will be available from the company’s website at http://ir.prologis.com. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Thursday, October 23, 2008. A replay of the webcast will be available on the company’s website until December 31, 2008. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 136 markets across North America, Europe and Asia. The company has $40.8 billion of assets owned, managed and under development, comprising 548 million square feet (51 million square meters) in 2,898 facilities as of September 30, 2008. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs over 1,500 people worldwide.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
Third Quarter 2008
(Unaudited)
Executive Office Address:
4545 Airport Way
Denver, Colorado USA 80239
+1 (303) 567-5000

ProLogis
Third Quarter 2008
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
SUMMARY OF RESULTS	2008	2007	2008	2007

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$43,472	$299,444	$454,869	$935,639
Net earnings per share attributable to common shares — diluted	$0.16	$1.12	$1.69	$3.51

FFO:
FFO attributable to common shares (see Pages 3 and 4)	$169,313	$376,155	$826,799	$1,015,773
FFO per share attributable to common shares — diluted (see Page 3a)	$0.63	$1.41	$3.07	$3.81

Distributions declared per common share (1)	$0.5175	$0.46	$1.5525	$1.38

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING METRICS	2008	2007	2008	2007

Same Store (see Page 16):
NOI	+1.85%	+5.38%	+2.26%	+ 5.67%
Rental Rates	+2.73%	+9.61%	+4.09%	+ 8.35%
Average Leasing	+0.55%	+2.21%	+1.17%	+ 2.68%
Total Expected Investment of Development Starts (see Page 19)	$527,601	$797,851	$2,470,332	$2,101,262

	September 30,	December 31,
INVESTMENT SUMMARY, as of	2008	2007

Stabilized leased percentage of properties owned and managed (see Page 12)	93.43%	95.56%
Total Book Assets:
Direct investment	$17,734,980	$17,044,308
Our share of total book assets of unconsolidated investees:
Property funds (see Page 10a)	5,704,338	4,773,386
CDFS joint ventures — industrial	261,691	174,654
CDFS joint ventures — retail and other	637,887	572,275
Other unconsolidated investees	150,434	149,299

	6,754,350	5,669,614

Totals	$24,489,330	$22,713,922

Assets Owned and Under Management:
Real estate owned, before depreciation:
Direct investment	$17,285,584	$16,578,845
Assets owned by our unconsolidated investees:
Property funds (see Page 10a)	22,716,049	19,014,272
CDFS joint ventures -industrial	355,871	276,610

Investment in and advances to:
CDFS joint ventures — retail and other	375,061	338,932
Other unconsolidated investees	108,235	106,683
Discontinued operations — net assets held for sale	1,449	19,183

Totals	$40,842,249	$36,334,525

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 1

ProLogis
Third Quarter 2008
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Rental income (2) (3)	$253,499	$280,514	$784,223	$807,677
CDFS disposition proceeds:
Developed and repositioned properties	613,443	735,428	3,013,511	2,092,081
Acquired property portfolios (3)	190,711	2,406,795	353,886	2,406,795
Property management and other fees and incentives	35,502	27,095	97,572	72,679
Development management and other income	7,991	10,321	18,522	23,936

Total revenues	1,101,146	3,460,153	4,267,714	5,403,168

Expenses:
Rental expenses	85,822	74,835	262,710	216,658
Cost of CDFS dispositions:
Developed and repositioned properties	542,311	572,668	2,464,228	1,488,343
Acquired property portfolios (3)	190,711	2,338,186	353,886	2,338,186
General and administrative (4)	57,836	50,208	173,523	146,973
Depreciation and amortization	81,889	71,852	243,893	223,610
Other expenses	3,689	3,550	11,792	21,484

Total expenses	962,258	3,111,299	3,510,032	4,435,254

Operating income	138,888	348,854	757,682	967,914

Other income (expense):
Earnings from unconsolidated property funds (5)	18,299	46,688	36,285	81,456
Earnings (losses) from CDFS joint ventures and other unconsolidated investees	2,192	4,679	(1,414)	6,996
Interest expense (6)	(83,327)	(107,964)	(252,587)	(287,255)
Interest and other income, net	1,822	11,613	17,082	32,522

Total other income (expense)	(61,014)	(44,984)	(200,634)	(166,281)

Earnings before minority interest	77,874	303,870	557,048	801,633
Minority interest share in loss (income)	1,031	(1,855)	4,510	(2,751)

Earnings before certain net gains	78,905	302,015	561,558	798,882
Gains recognized on dispositions of certain non-CDFS business assets (7)	1,152	21,289	5,814	145,374
Foreign currency exchange gains (losses), net	(10,344)	991	(34,950)	10,145

Earnings before income taxes	69,713	324,295	532,422	954,401

Income taxes:
Current income tax expense	11,577	14,204	49,101	58,949
Deferred income tax expense	10,742	11,892	19,478	5,710

Total income taxes	22,319	26,096	68,579	64,659

Earnings from continuing operations	47,394	298,199	463,843	889,742
Discontinued operations (8):
(Loss) income attributable to disposed properties and assets held for sale	(189)	992	(296)	3,693
Gains recognized on dispositions:
Non-CDFS business assets	2,492	6,607	8,161	38,732
CDFS business assets	108	—	2,232	22,537

Total discontinued operations	2,411	7,599	10,097	64,962

Net earnings	49,805	305,798	473,940	954,704
Less preferred share dividends	6,333	6,354	19,071	19,065

Net earnings attributable to common shares	$43,472	$299,444	$454,869	$935,639

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 2

ProLogis
Third Quarter 2008
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Weighted average common shares outstanding — Basic	263,139	257,435	261,665	256,270
Weighted average common shares outstanding — Diluted	266,133	267,871	270,665	267,177

Net earnings per share attributable to common shares — Basic:
Continuing operations	$0.16	$1.13	$1.70	$3.40
Discontinued operations	0.01	0.03	0.04	0.25

Net earnings per share attributable to common shares — Basic	$0.17	$1.16	$1.74	$3.65

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$0.15	$1.09	$1.65	$3.27
Discontinued operations	0.01	0.03	0.04	0.24

Net earnings per share attributable to common shares — Diluted	$0.16	$1.12	$1.69	$3.51

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net earnings attributable to common shares — Basic	$43,472	$299,444	$454,869	$935,639
Minority interest (a) (b)	—	947	3,665	3,409

Adjusted net earnings attributable to common shares — Diluted	$43,472	$300,391	$458,534	$939,048

Weighted average common shares outstanding — Basic	263,139	257,435	261,665	256,270
Incremental weighted average effect of conversion of limited partnership units (b)	—	5,011	5,088	5,086
Incremental weighted average effect of potentially dilutive instruments (c)	2,994	5,425	3,912	5,821

Weighted average common shares outstanding — Diluted	266,133	267,871	270,665	267,177

Net earnings per share attributable to common shares — Diluted	$0.16	$1.12	$1.69	$3.51

COMMENTS
(a)	Includes only the minority interest related to the convertible limited partnership units.
(b)	For the three months ended September 30, 2008, the impact of the limited partnership units is anti-dilutive and, therefore, not reflected in weighted average common shares outstanding-diluted.
(c)	Total weighted average potentially dilutive instruments outstanding were 9,603 and 10,062 for the three months ended September 30, 2008 and 2007, respectively, and 9,993 and 10,393 for the nine months ended September 30, 2008 and 2007, respectively. Of the potentially dilutive instruments, 3,112 and 1,769, respectively, were anti-dilutive for the three and nine months ended September 30, 2008. In 2007, the majority of potentially dilutive instruments were dilutive for both periods.
Supplemental Information Page 2a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Rental income (3)	$253,580	$283,127	$785,557	$820,179
CDFS disposition proceeds:
Developed and repositioned properties	617,133	735,428	3,032,408	2,265,379
Acquired property portfolios (3)	190,711	2,406,795	353,886	2,406,795
Property management and other fees and incentives	35,502	27,095	97,572	72,679
Development management and other income	7,991	10,321	18,522	23,936

Total revenues	1,104,917	3,462,766	4,287,945	5,588,968

Expenses:
Rental expenses	86,051	75,804	263,704	221,632
Cost of CDFS dispositions:
Developed and repositioned properties	545,893	573,914	2,482,603	1,642,687
Acquired property portfolios (3)	190,711	2,338,186	353,886	2,338,186
General and administrative (4)	57,836	50,208	173,523	146,973
Depreciation of corporate assets	4,004	2,706	12,155	7,997
Other expenses	3,689	3,550	11,792	21,484

Total expenses	888,184	3,044,368	3,297,663	4,378,959

	216,733	418,398	990,282	1,210,009

Other income (expense):
FFO from unconsolidated property funds (5)	50,067	39,931	128,454	103,800
FFO from CDFS joint ventures and other unconsolidated investees	4,824	6,628	5,304	12,684
Interest expense (6)	(83,327)	(107,964)	(252,587)	(287,255)
Interest and other income, net	1,822	11,613	17,082	32,522
Foreign currency exchange gains (losses), net (3)	(3,927)	29,962	(7,732)	21,740
Current income tax expense	(11,577)	(14,204)	(39,443)	(55,911)

Total other income (expense)	(42,118)	(34,034)	(148,922)	(172,420)

FFO	174,615	384,364	841,360	1,037,589

Less preferred share dividends	6,333	6,354	19,071	19,065
Less minority interest share in (loss) income	(1,031)	1,855	(4,510)	2,751

FFO attributable to common shares	$169,313	$376,155	$826,799	$1,015,773

Weighted average common shares outstanding — Basic	263,139	257,435	261,665	256,270
Weighted average common shares outstanding — Diluted	271,279	267,871	270,665	267,177

FFO per share attributable to common shares:
Basic	$0.64	$1.46	$3.16	$3.96

Diluted	$0.63	$1.41	$3.07	$3.81

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Page 3a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Supplemental Information Page 3

Third Quarter 2008
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

FFO attributable to common shares — Basic	$169,313	$376,155	$826,799	$1,015,773
Minority interest attributable to convertible limited partnership units	1,427	947	3,665	3,409

FFO attributable to common shares — Diluted	$170,740	$377,102	$830,464	$1,019,182

Weighted average common shares outstanding — Basic	263,139	257,435	261,665	256,270
Incremental weighted average effect of conversion of limited partnership units	5,146	5,011	5,088	5,086
Incremental weighted average effect of potentially dilutive instruments	2,994	5,425	3,912	5,821

Weighted average common shares outstanding — Diluted	271,279	267,871	270,665	267,177

FFO per share attributable to common shares — Diluted	$0.63	$1.41	$3.07	$3.81

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains from the sale of previously depreciated properties. In addition to the NAREIT adjustments, we exclude additional items from GAAP net earnings, although not infrequent or unusual, that are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions, such as deferred income tax, current income tax related to the reversal of any acquired tax liabilities in an acquisition, foreign currency exchange gains/losses related to certain debt transactions and gains/losses from remeasurement of certain derivative instruments. We include gains from dispositions of properties acquired or developed in our CDFS business segment in our definition of FFO. We calculate FFO from our unconsolidated investees on the same basis.
We believe our adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments. While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool.
Supplemental Information Page 3a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$43,472	$299,444	$454,869	$935,639
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	77,885	69,146	231,738	215,613
Adjustments to gains on CDFS dispositions for depreciation	—	(1,246)	(1,710)	(3,583)
Gains recognized on dispositions of certain non-CDFS business assets	(1,152)	(21,289)	(5,814)	(145,374)
Reconciling items attributable to discontinued operations (8):
Gains recognized on dispositions of non-CDFS business assets	(2,492)	(6,607)	(8,161)	(38,732)
Real estate related depreciation and amortization	41	652	636	3,835

Total discontinued operations	(2,451)	(5,955)	(7,525)	(34,897)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	37,596	24,460	103,908	63,669
(Gains) adjustments on dispositions of non-CDFS business assets	2	(32,603)	(163)	(34,491)
Other amortization items	(4,433)	(2,427)	(12,503)	(6,376)

Total unconsolidated investees	33,165	(10,570)	91,242	22,802

Total NAREIT defined adjustments	107,447	30,086	307,931	54,561

Subtotal-NAREIT defined FFO	150,919	329,530	762,800	990,200

Add (deduct) our defined adjustments:
Foreign currency exchange losses, net	6,417	28,971	27,218	11,595
Current income tax expense (9)	—	—	9,658	3,038
Deferred income tax expense	10,742	11,892	19,478	5,710
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses, net	953	6,002	2,413	5,829
Unrealized losses on derivative contracts, net (5)	183	—	4,998	—
Deferred income tax expense (benefit)	99	(240)	234	(599)

Total unconsolidated investees	1,235	5,762	7,645	5,230

Total our defined adjustments	18,394	46,625	63,999	25,573

FFO attributable to common shares	$169,313	$376,155	$826,799	$1,015,773

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Page 3a.
Footnote references are to Pages 7 through 7a.
Supplemental Information Page 4

ProLogis
Third Quarter 2008
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$43,472	$299,444	$454,869	$935,639
Add (deduct):
NAREIT defined adjustments to compute FFO	107,447	30,086	307,931	54,561
Our defined adjustments to compute FFO	18,394	46,625	63,999	25,573
Add:
Interest expense	83,327	107,964	252,587	287,255
Depreciation of corporate assets	4,004	2,706	12,155	7,997
Current income tax expense included in FFO	11,577	14,204	39,443	55,911
Adjustments to CDFS gains on dispositions for interest capitalized	12,195	14,458	44,995	32,632
Preferred share dividends	6,333	6,354	19,071	19,065
Impairment charges	—	—	—	12,600
Share of reconciling items from unconsolidated investees	52,554	34,188	140,088	84,165

EBITDA	$339,303	$556,029	$1,335,138	$1,515,398

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We use earnings before interest, taxes, depreciation and amortization, preferred dividends, unrealized foreign currency exchange gains/losses, impairment charges and non-CDFS gains, or EBITDA, to measure both our operating performance and liquidity. In addition, we adjust the gains from the contributions and sales of developed properties recognized as CDFS income to reflect these gains as if no interest cost had been capitalized during the development of the properties. EBITDA of our unconsolidated investees is calculated on the same basis. We consider EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from operations on an unleveraged basis before the effects of non-operating related items.
By excluding interest expense, EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance between periods and to compare our operating performance to that of other companies. We consider EBITDA to be a useful supplemental measure for reviewing our comparative performance with other companies because, by excluding non-cash depreciation expense, EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, we believe that EBITDA helps investors to analyze our ability to meet debt service obligations and to make quarterly distributions.
We use EBITDA when measuring our operating performance and liquidity; specifically when assessing our operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating our ability to meet debt service obligations and to make quarterly share distributions. We believe investors should consider EBITDA, which has limitations as an analytical tool, in conjunction with net income (the primary measure of our performance) and other GAAP measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of the performance of our assets between periods and against other companies.
Supplemental Information Page 5

ProLogis
Third Quarter 2008
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands, except per share data)

	September 30,	December 31,
	2008	2007

Assets:
Investments in real estate assets:
Industrial operating properties	$11,356,918	$11,046,331
Retail operating properties	330,681	328,420
Land subject to ground leases and other	404,422	412,530
Properties under development (including cost of land)	1,871,141	1,986,285
Land held for development	2,712,379	2,152,960
Other investments	610,043	652,319

	17,285,584	16,578,845
Less accumulated depreciation	1,523,778	1,368,458

Net investments in real estate assets	15,761,806	15,210,387

Investments in and advances to unconsolidated investees:
Property funds	1,865,609	1,755,113
CDFS joint ventures and other unconsolidated investees	704,962	590,164

Total investments in and advances to unconsolidated investees	2,570,571	2,345,277

Cash and cash equivalents	341,087	399,910
Accounts and notes receivable	301,116	340,039
Other assets	1,490,996	1,408,814
Discontinued operations — assets held for sale (8)	1,487	19,607

Total assets	$20,467,063	$19,724,034

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$2,979,643	$2,564,360
Senior notes and other unsecured debt	4,290,929	4,281,884
Convertible debt	2,884,055	2,332,905
Secured debt and assessment bonds	943,274	1,326,919
Accounts payable and accrued expenses	925,365	933,075
Other liabilities	759,887	769,408
Discontinued operations — assets held for sale (8)	38	424

Total liabilities	12,783,191	12,208,975

Minority interest	111,615	78,661

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	2,627	2,577
Additional paid-in capital	6,660,352	6,412,473
Accumulated other comprehensive income	122,619	275,322
Retained earnings	436,659	396,026

Total shareholders’ equity	7,572,257	7,436,398

Total liabilities and shareholders’ equity	$20,467,063	$19,724,034

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 6

ProLogis
Third Quarter 2008
Unaudited Financial Results
Notes to Consolidated Financial Statements

***	Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain 2007 amounts included in this Supplemental Information package have been reclassified to conform to the 2008 presentation.

(1)	The annual distribution rate for 2008 is $2.07 per common share. The payment of common share distributions is dependent upon our financial condition and operating results and may be adjusted at the discretion of the Board of Trustees during the year. In September 2008, the Board of Trustees increased the distribution for 2009 to $2.28 per common share.

(2)	In our Consolidated Statements of Earnings, rental income includes the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Rental income	$186,906	$212,196	$579,196	$611,233
Rental expense recoveries	57,684	57,790	180,366	162,655
Straight-lined rents	8,909	10,528	24,661	33,789

	$253,499	$280,514	$784,223	$807,677

(3)	In the third quarter of 2007, we acquired all of the units in Macquarie ProLogis Trust, an Australian listed property trust (“MPR”), which had an 88.7% ownership interest in ProLogis North American Properties Fund V. The total consideration was approximately $2.0 billion consisting of cash in the amount of $1.2 billion and assumed liabilities of $0.8 billion. We entered into foreign currency forward contracts to economically hedge the purchase price of MPR. As this type of contract does not qualify for hedge accounting treatment, we recognized a gain of $26.6 million upon settlement, which is included in Foreign Currency Exchange Gains and Losses, Net in our Consolidated Statements of Earnings and FFO in 2007.

As a result of the MPR transaction, we owned 100% and consolidated the results of the assets for approximately two months, at which time the lender converted certain of the bridge debt into equity of a new property fund, ProLogis North American Industrial Fund II, in which we currently have a 36.9% equity interest. Upon conversion by the lender in the third quarter of 2007, we recognized net gains of $68.6 million that are reflected as Proceeds and Costs of CDFS Acquired Property Portfolios.

(4)	During the first nine months of 2008 and 2007, we recorded $6.3 million and $8.0 million, respectively, of employee departure costs. In 2008, these costs relate to the planned retirement of our Chief Operating Officer in January 2009. In 2007, these costs include $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to other employees.

(5)	See Pages 10 and 11 for additional information on property funds formed in 2008 and 2007. In the third quarter of 2007, PEPR disposed of 47 properties resulting in a net gain. We recognized our proportionate share of the gain, which amounted to additional earnings of $38.2 million and additional FFO of $8.0 million.

In 2007, certain property funds in North America issued short-term bridge financing to finance their acquisitions of properties from us and third parties and entered into interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting during 2008 and, therefore, the change in the fair value of these contracts was recorded through earnings, along with the gain or loss on settlement of the contracts. Included in earnings from unconsolidated property funds, in our Consolidated Statements of Earnings for the three and nine months ended September 30, 2008, are losses of $0.7 million and $15.4 million, respectively, representing our share of the remeasurement and settlement gains or losses. When the contracts are settled, we include the realized gain or loss in our calculation of FFO, which amounted to losses of $2.3 million and $8.1 million during the three and nine months ended September 30, 2008, respectively.

In Japan, the property funds may enter into swap contracts that fix the interest rate of their variable rate debt. As these contracts did not qualify for hedge accounting, any change in value of these contracts is recognized as an unrealized gain or loss on remeasurement. These contracts have no cash settlement at the end of the contract, and therefore, no impact on FFO. Included in earnings from unconsolidated property funds, in our Consolidated Statements of Earnings, are remeasurement losses of $1.7 million and gains of $2.3 million for the three and nine months ended September 30, 2008, respectively, representing our share of the remeasurement gains or losses of these contracts.
Supplemental Information Page 7

ProLogis
Third Quarter 2008
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(6)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Earnings (in thousands). The decrease in interest expense before capitalization is primarily the result of additional interest costs in 2007 related to the MPR transaction discussed in note 3 above offset with increased borrowing (a function of increased development activities, partially offset by contribution activity) at lower rates due to the issuance of $2.9 billion of convertible debt in 2007 and 2008. The increase in development activities also accounts for the increased capitalized interest.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Gross interest expense	$122,170	$137,262	$367,215	$370,138
Amortization of discount (premium), net	957	(1,126)	(1,593)	(6,813)
Amortization of deferred loan costs	3,187	2,536	9,140	7,827

Interest expense before capitalization	126,314	138,672	374,762	371,152
Less: capitalized amounts	(42,987)	(30,708)	(122,175)	(83,897)

Net interest expense	$83,327	$107,964	$252,587	$287,255

In May 2008, the Financial Accounting Standards Board issued Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments that May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” that requires separate accounting for the debt and equity components of convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature, which would result in the debt being recorded at a discount. The resulting debt discount would be amortized over the expected period outstanding (i.e., through the first optional redemption date) as additional non-cash interest expense. The effective date is January 1, 2009 with the application of the new accounting applied retrospectively to both new and existing convertible instruments, including the notes issued in 2007 and 2008. As a result of the new accounting, beginning in 2009, we will recognize additional non-cash interest expense, for purposes of calculating earnings, of between $64 million and $82 million per annum, prior to the capitalization of interest due to our development activities. Prior periods will be restated for the partial year impact.

(7)	In addition to contributions of CDFS properties, from time to time, we contribute properties from our property operations segment to unconsolidated property funds in which we have continuing interests through our equity ownership. During the nine months ended September 30, 2008, we contributed one such property to the ProLogis Mexico Industrial Fund. During the nine months ended September 30, 2007, we contributed 66 non -CDFS properties to ProLogis North American Industrial Fund and 11 non-CDFS properties to Prologis Mexico Industrial Fund. The gains related to the dispositions of properties from our property operations segment are included in earnings but are not included in our calculation of FFO. See Page 3a for our definition of FFO.

(8)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented, unless the property was developed under a pre-sale agreement. During the first nine months of 2008, we disposed of nine properties to third parties, two of which were CDFS properties, as well as land subject to a ground lease. During the full year of 2007, we disposed of 80 properties to third parties, five of which were CDFS properties, as well as land subject to ground leases. We had one property and two properties classified as held for sale on our Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007, respectively. The two properties classified as held for sale at December 31, 2007 were sold during the first quarter of 2008.

The components that are presented as discontinued operations (excluding the gains recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Rental income	$81	$2,613	$1,334	$12,502
Rental expenses	(229)	(969)	(994)	(4,974)
Depreciation and amortization	(41)	(652)	(636)	(3,835)

	$(189)	$992	$(296)	$3,693

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the disposition proceeds and the cost of dispositions for all CDFS properties disposed of during the period in the calculation of FFO, including those classified as discontinued operations.

(9)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 7a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(dollars in thousands)

	September 30,	December 31,
	2008	2007

Property funds:
ProLogis European Properties	$443,838	$494,593
ProLogis European Properties Fund II	203,875	158,483
ProLogis California LLC	102,298	106,630
ProLogis North American Properties Fund I	25,658	27,135
ProLogis North American Properties Funds VI-X	110,970	113,228
ProLogis North American Properties Fund XI	28,590	30,712
ProLogis North American Industrial Fund	132,841	104,277
ProLogis North American Industrial Fund II	268,196	274,238
ProLogis North American Industrial Fund III	126,186	123,720
ProLogis Mexico Industrial Fund	102,452	38,085
ProLogis Japan Properties Fund I	92,030	87,663
ProLogis Japan Properties Fund II	191,983	189,584
ProLogis Korea Fund	21,288	6,765
ProLogis China Properties Fund (see comment (C) on Page 11)	15,404	—

Total property funds	1,865,609	1,755,113

CDFS joint ventures:
Industrial	221,666	144,549
Retail and other	375,061	338,932

Total CDFS joint ventures	596,727	483,481

Other unconsolidated investees	108,235	106,683

Total investments in and advances to unconsolidated investees	$2,570,571	$2,345,277

Land Owned and Controlled
(dollars in thousands)

	As of September 30, 2008
	Acres	Investment
Direct investment:
Land owned:
North America	6,393	$1,062,820
Europe	3,239	1,252,449
Asia	799	397,110

Total land owned	10,431	$2,712,379

Land controlled (under contract/option) (A):
North America	1,937
Europe	4,376
Asia	338

Total land controlled	6,651

Total direct investment	17,082

Unconsolidated investees (owned and controlled):
Property funds:
North America	57

Industrial CDFS joint ventures (B):
North America	459
Europe	6
Asia	148

Total CDFS joint ventures	613

Total unconsolidated investees	670

Total land owned and controlled	17,752

COMMENTS
(A)	Costs incurred, if any, are included in “Investments in Real Estate Assets — Other Investments” in our Consolidated Balance Sheets.

(B)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
Third Quarter 2008
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Third		ProLogis’
	Quarter 2008		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$205,911	x	100.0%	x 4	$823,644

Property funds — North America (B)	$167,897	x	28.7%	x 4	$192,746

Property funds — Asia (B)	$70,416	x	20.4%	x 4	$57,459

Actual
Third Quarter
2008
Fee income (includes all property funds)	$35,502
Gains on dispositions of CDFS business assets recognized in FFO	$71,240
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 18)	$20,530
Development management and other income	$7,991

Balance Sheet Items	-as of September 30, 2008

Investment in and advances to PEPR (based on the trading price of the units) (C)	$438,599

Investment in and advances to PEPR (based on the published net asset value of the units) (C)	$772,537

Investment in and advances to PEPF II (D)	$295,626

Discontinued operations — assets held for sale, net of liabilities	$1,449

Investments in unconsolidated investees, other than property funds:
CDFS joint ventures	$596,727
Other unconsolidated investees	108,235

Total investments in unconsolidated investees, other than property funds	$704,962

Investments in land and development projects:
Development projects in process	$1,871,141
Land held for development	2,712,379

Total investments in land and development projects	$4,583,520

Other assets:
Cash and cash equivalents	$341,087
Deposits, prepaid assets and other tangible assets (E)	1,298,880
Accounts and notes receivable	301,116
Our share of other tangible assets of the North American and Asian property funds (F)	96,320

Total other assets	$2,037,403

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(12,783,153)
Our share of third party debt of the North American and Asian property funds (F)	(2,063,889)
Our share of other third party liabilities of the North American and Asian property funds (F)	(83,373)

Total liabilities	(14,930,415)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(15,280,415)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
Third Quarter 2008
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)

COMMENTS
(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR) and ProLogis European Properties Fund II (PEPF II), for the three months ended September 30, 2008 is as follows (amounts in thousands). PEPR has publicly traded units and both PEPR and PEPF II are subject to periodic third party valuations and, therefore, separate calculations using pro forma NOI are not necessary (see comments C and D below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	Japan	Japan	China	ProLogis
		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Properties	Properties	Properties	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund I	Fund II	Fund	Fund

ProLogis’ ownership interest as of September 30, 2008	100.0%	50.0%	41.3%	20.0%	20.0%	23.2%	36.9%	20.0%	20.0%	20.0%	20.0%	33.0%	20.0%

Calculation of pro forma NOI (a):
Rental income	$253,499	$22,628	$11,482	$31,437	$5,606	$59,005	$42,849	$31,052	$12,217	$23,462	$51,462	$280	$2,292
Straight-lined rents and amortization of lease intangibles (b)	(7,624)	138	36	(428)	(94)	(270)	(485)	(936)	(27)	11	159	3	113
Net termination fees and adjustments (c)	(979)	—	—	5	—	13	(870)	1	—	—	—	—	—

Adjusted rental income	244,896	22,766	11,518	31,014	5,512	58,748	41,494	30,117	12,190	23,473	51,621	283	2,405

Rental expenses	(85,822)	(4,087)	(2,308)	(8,156)	(1,487)	(15,962)	(9,168)	(6,773)	(1,951)	(3,554)	(6,898)	(319)	(300)
Certain fees paid to ProLogis (d)	—	187	114	283	52	613	417	297	99	—	—	—	—

Adjusted rental expenses	(85,822)	(3,900)	(2,194)	(7,873)	(1,435)	(15,349)	(8,751)	(6,476)	(1,852)	(3,554)	(6,898)	(319)	(300)

Adjusted NOI	159,074	18,866	9,324	23,141	4,077	43,399	32,743	23,641	10,338	19,919	44,723	(36)	2,105
Other adjustments (e) (f)	46,837	—	—	—	—	2,368	—	—	—	—	1,720	1,985	—

Pro forma NOI	$205,911	$18,866	$9,324	$23,141	$4,077	$45,767	$32,743	$23,641	$10,338	$19,919	$46,443	$1,949	$2,105

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at September 30, 2008. NOI excludes discontinued operations, which relates to properties sold to third parties.

(f)	For ProLogis, NOI is adjusted to remove the NOI of properties contributed to the property funds. For the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period from ProLogis or third parties and to remove the NOI for properties disposed of during the three-month period.
(C)	At September 30, 2008, the Net Asset Value of our 24.9% equity investment in PEPR was as follows (in thousands, except per unit amounts):

Number of equity units held by us on September 30, 2008	47,454
Price per unit at September 30, 2008, in euros (a)	€6.26

Total in euros	€297,062
Euro to U.S. dollar exchange rate at September 30, 2008	1.4303

Total in U.S. dollars	$424,888
Net amounts owed to us	13,711

Total Net Asset Value at September 30, 2008	$438,599

Number of equity units held by us on September 30, 2008	47,454
Net asset value per unit at June 30, 2008, in euros (b)	€11.18

Total in euros	€530,536
Euro to U.S. dollar exchange rate at September 30, 2008	1.4303

Total in U.S. dollars	$758,826
Net amounts owed to us	13,711

Total Net Asset Value at September 30, 2008	$772,537

(a)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.

(b)	Based on the latest published net asset value of PEPR as of June 30, 2008
(D)	PEPF II made its first acquisition of assets in 2007. Therefore, we have estimated the Net Asset Value of our investment in PEPF II as of September 30, 2008 as follows (in thousands):

Aggregate cost of assets acquired since inception	€2,176,635
Less aggregate debt outstanding at September 30, 2008	(1,063,536)

Total in euros	€1,113,099
Euro to U.S. dollar exchange rate at September 30, 2008	1.4303

Total Net Asset Value at September 30, 2008	$1,592,065
Our direct ownership interest at September 30, 2008 (a)	17.03%

Total in U.S. dollars	$271,129
Net amounts owed to us	24,497

Total Net Asset Value at September 30, 2008	$295,626

(a)	This includes only our direct investment in PEPF II. In addition, we have an additional ownership interest of 7.47% through our ownership in PEPR that owns 29.99% of PEPF II. Our indirect ownership is included in the value of PEPR above.
(E)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets — Other Investments”.

(F)	Excludes PEPR and PEPF II. See comments C and D.
Supplemental Information Page 9a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C) (D)	Total
	For the Three Months Ended September 30, 2008
EBITDA, FFO and net earnings for the property funds, combined:
Rental income	$171,788	$216,276	$77,496	$465,560
Rental expenses	(27,006)	(49,892)	(11,071)	(87,969)

Net operating income from properties	144,782	166,384	66,425	377,591
Other income (expense), net, including G&A	5,994	6,065	(6,946)	5,113

EBITDA of the property funds	150,776	172,449	59,479	382,704

Interest expense	(59,037)	(104,815)	(15,182)	(179,034)
Current income tax expense	(6,102)	(957)	—	(7,059)

FFO of the property funds	85,637	66,677	44,297	196,611

Real estate related depreciation and amortization	(61,638)	(73,187)	(19,055)	(153,880)
Unrealized gains (losses) on derivative contracts (E)	—	4,237	(8,725)	(4,488)
Other income (expense), net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	(1,004)	—	7,477	6,473

Net earnings (losses) of the property funds	$22,995	$(2,273)	$23,994	$44,716

Our average ownership interest for the period for FFO (F)	22.9%	30.0%	19.9%	24.6%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$33,981	$50,481	$11,879	$96,341
Fees paid to us (G)	15,181	15,423	4,898	35,502
Amortization adjustments (H)	—	(237)	715	478

EBITDA recognized by us	$49,162	$65,667	$17,492	$132,321

Our share of the property fund’s FFO	$19,588	$20,001	$8,834	$48,423
Fees paid to us (G)	15,181	15,423	4,898	35,502
Amortization adjustments (H)	17	387	1,240	1,644

FFO recognized by us	$34,786	$35,811	$14,972	$85,569

Our share of the property fund’s net earnings	$5,730	$1,740	$4,741	$12,211
Fees paid to us (G)	15,181	15,423	4,898	35,502
Amortization adjustments (H)	1,547	2,668	1,873	6,088

Net earnings recognized by us	$22,458	$19,831	$11,512	$53,801

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10

ProLogis
Third Quarter 2008
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C)(D)	Total
	For the Nine Months Ended September 30, 2008
EBITDA, FFO and net earnings(losses) for the property funds, combined:
Rental income	$480,345	$622,472	$212,733	$1,315,550
Rental expenses	(71,268)	(145,880)	(29,710)	(246,858)

Net operating income from properties	409,077	476,592	183,023	1,068,692
Other income (expense), net, including G&A	(15,513)	(16,622)	(13,457)	(45,592)

EBITDA of the property funds	393,564	459,970	169,566	1,023,100
Interest expense	(177,240)	(271,004)	(43,861)	(492,105)
Current income tax expense	(26,962)	(3,159)	—	(30,121)

FFO of the property funds	189,362	185,807	125,705	500,874
Real estate related depreciation and amortization	(140,553)	(208,894)	(53,707)	(403,154)
Unrealized gains (losses) on derivative contracts (E)	—	(20,963)	11,338	(9,625)
Other income (expense), net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	1,393	249	586	2,228

Net earnings (losses) of the property funds	$50,202	$(43,801)	$83,922	$90,323

Our average ownership interest for the period for FFO (F)	23.0%	29.6%	20.0%	24.7%

Our share of EBITDA, FFO and net earnings of the property funds, combined:
Our share of the property fund’s EBITDA	$90,400	$132,220	$33,896	$256,516
Fees paid to us (G)	39,957	44,734	12,881	97,572
Amortization adjustments (H)	—	(707)	2,176	1,469

EBITDA recognized by us	$130,357	$176,247	$48,953	$355,557

Our share of the property fund’s FFO	$43,555	$55,084	$25,114	$123,753
Fees paid to us (G)	39,957	44,734	12,881	97,572
Amortization adjustments (H)	653	1,347	2,701	4,701

FFO recognized by us	$84,165	$101,165	$40,696	$226,026

Our share of the property fund’s net earnings (losses)	$11,627	$(9,255)	$16,727	$19,099
Fees paid to us (G)	39,957	44,734	12,881	97,572
Amortization adjustments (H)	5,350	7,457	4,379	17,186

Net earnings recognized by us	$56,934	$42,936	$33,987	$133,857

	As of September 30, 2008

Selected Balance Sheet Items of the Property Funds, combined:
Real estate owned, before depreciation	$7,891,816	$9,988,638	$4,835,595	$22,716,049

Other assets (liabilities), net	$459,013	$155,152	$(547,128)	$67,037

Total assets, before depreciation, net of other liabilities (I)	$8,350,829	$10,143,790	$4,288,467	$22,783,086

Third party debt	$4,534,260	$5,767,722	$2,414,204	$12,716,186

Our ownership interest at end of period (J)	24.7%	27.4%	20.1%	25.0%

Our share of third party debt	$1,121,762	$1,577,672	$486,217	$3,185,651

Our share of total assets, before depreciation, net of other liabilities	$2,065,969	$2,774,678	$863,691	$5,704,338

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Comments to Unconsolidated Property Funds

(A)	The European funds include PEPR and PEPF II. We contributed 71 properties to PEPF II during the first nine months of 2008.

(B)	Included in North American funds are twelve property funds. We contributed nine properties to ProLogis Mexico Industrial Fund and 32 properties to ProLogis North American Industrial Fund during the first nine months of 2008.

(C)	In April 2008, we formed a property fund in China, ProLogis China Properties Fund, in which we will maintain a 33% ownership. This property fund will primarily acquire distribution properties from third parties in our targeted distribution markets across China. We expect the property fund’s total capacity, including our equity, our partner’s equity and 50% leverage, will be $2 billion. In March 2008, we acquired nine properties that were intended to be acquired by this new fund. In July 2008, we contributed these properties to the fund at our cost and have reflected the proceeds and costs as Acquired Property Portfolios in our financial statements.

(D)	The Asian funds include ProLogis Japan Properties Fund I, ProLogis Japan Properties Fund II, ProLogis Korea Fund and the newly formed ProLogis China Properties Fund. We contributed seven properties to ProLogis Japan Properties Fund II during the first nine months of 2008.

(E)	See note 5 on Page 7 for more information on the unrealized gains/(losses) on derivative contracts.

(F)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(G)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note H below.

(H)	These are adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to the deferral of amounts based on our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.

(I)	As of September 30, 2008, third party debt of the property funds has scheduled maturities as follows (in thousands):

	2008	2009	2010	2011	2012	2013	Thereafter	Total

ProLogis European Properties	$—	$478,147	$1,429,744	$—	$406,958	$—	$711,800	$3,026,649
ProLogis European Properties Fund II	—	—	1,132,492	—	—	375,119	—	1,507,611
ProLogis California LLC	—	315,620	—	—	—	—	—	315,620
ProLogis North American Properties Fund I	—	—	130,554	111,750	—	—	—	242,304
ProLogis North American Properties Funds VI-X	—	—	—	—	888,141	13,573	—	901,714
ProLogis North American Properties Fund XI	—	14,543	42,321	—	—	2,593	—	59,457
ProLogis North American Industrial Fund	—	—	185,740	190,000	78,000	89,500	1,054,119	1,597,359
ProLogis North American Industrial Fund II (1)	—	560,275	111,460	—	154,000	64,000	432,660	1,322,395
ProLogis North American Industrial Fund III	166,504	—	—	118,000	—	382,578	437,143	1,104,225
ProLogis Mexico Industrial Fund (2)	99,149	—	—	—	—	125,500	—	224,649
ProLogis Japan Properties Fund I	—	—	93,156	174,905	322,243	—	—	590,304
ProLogis Japan Properties Fund II	120,722	92,300	470,304	346,008	507,605	259,867	—	1,796,806
ProLogis Korea Fund	—	—	—	15,328	11,765	—	—	27,093

	$386,375	$1,460,885	$3,595,771	$955,991	$2,368,712	$1,312,730	$2,635,722	$12,716,186

(1)	The property fund has entered into a rate lock commitment for $104.7 million of new financing with a targeted closing of December 2008. The proceeds of which will be used to repay the debt maturing in 2009.

(2)	The debt maturing in 2008 of $99.1 million was refinanced in October with debt maturing in 2012.

(J)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Third Quarter 2008
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	September 30,	December 31,
	Feet	Investment	2008	2007 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	147,153	$7,516,012	94.39%	95.20%
CDFS properties — repositioned acquisitions	4,147	252,972	88.37%	87.46%
CDFS properties — completed developments	7,393	383,306	55.60%	86.23%

Total Direct Investment — North America	158,693	8,152,290	92.43%	94.64%

CDFS joint ventures (C)	1,323	43,527	93.02%	100.00%
Property Funds (C):
ProLogis California LLC	14,178	697,155	98.88%	99.90%
ProLogis North American Properties Fund I	9,406	385,323	95.06%	94.71%
ProLogis North American Properties Fund VI-X	25,547	1,524,210	90.14%	92.91%
ProLogis North American Properties Fund XI	4,112	219,083	95.21%	100.00%
ProLogis North American Industrial Fund	45,845	2,728,336	96.53%	99.06%
ProLogis North American Industrial Fund II	35,592	2,160,013	95.36%	95.77%
ProLogis North American Industrial Fund III	24,627	1,751,315	93.32%	99.54%
ProLogis Mexico Industrial Fund	8,441	523,203	94.74%	100.00%

Property Funds	167,748	9,988,638	94.83%	97.15%

Total North America Stabilized Portfolio	327,764	18,184,455	93.66%	95.86%

Europe:
Direct Investment
CDFS properties — repositioned acquisitions	1,650	121,549	52.93%	73.66%
CDFS properties — completed developments	12,952	897,940	67.23%	74.64%

Total Direct Investment — Europe	14,602	1,019,489	65.61%	74.38%

Property Funds (C):
ProLogis European Properties	56,271	4,725,572	97.98%	97.33%
ProLogis European Properties Fund II	30,060	3,166,244	98.15%	99.65%

Property Funds	86,331	7,891,816	98.04%	97.69%

Total Europe Stabilized Portfolio	100,933	8,911,305	93.35%	93.00%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	2,741	124,854	78.27%	97.66%
CDFS properties — completed developments	8,036	540,694	79.79%	97.91%

Total Direct Investment — Asia	10,777	665,548	79.40%	97.84%

CDFS joint ventures (C)	4,743	161,724	100.00%	100.00%
Property Funds (C):
ProLogis China Properties Fund I (D)	1,495	83,700	28.82%	—
ProLogis Japan Properties Fund I	7,118	1,317,428	98.49%	97.87%
ProLogis Japan Properties Fund II	18,922	3,323,889	98.92%	99.96%
ProLogis Korea Fund	1,342	110,578	100.00%	100.00%

Property Funds	28,877	4,835,595	95.24%	99.29%

Total Asia Stabilized Portfolio	44,397	5,662,867	91.91%	99.08%

Total Stabilized Portfolio	473,094	$32,758,627	93.43%	95.56%

See comments on page 12a
Supplemental Information Page 12

ProLogis
Third Quarter 2008
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed) - continued
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	September 30,	December 31,
	Feet	Investment	2008	2007 (A)
Operating Portfolio (E):
North America:
Stabilized properties
Direct Investment	158,693	$8,152,290	92.43%	94.64%
CDFS joint ventures and Property Funds (C)	169,071	10,032,165	94.82%	97.17%

Total North America Stabilized Properties	327,764	18,184,455	93.66%	95.86%
Prestabilized Properties
Operating properties	2,765	203,805	19.54%	39.33%
CDFS properties — repositioned acquisitions	261	13,013	0.00%	7.63%
CDFS properties — completed developments	9,716	441,300	24.36%	17.59%
CDFS joint ventures (C)	360	15,037	18.82%	0.00%

Total Prestabilized Properties — North America	13,102	673,155	22.71%	28.55%

Total North America Operating Portfolio	340,866	18,857,610	90.93%	92.66%

Europe:
Stabilized properties
Direct Investment	14,602	1,019,489	65.61%	74.38%
Property Funds (C)	86,331	7,891,816	98.04%	97.69%

Total Europe Stabilized Properties	100,933	8,911,305	93.35%	93.00%
Prestabilized Properties
CDFS properties — repositioned acquisitions	89	9,173	100.00%	17.99%
CDFS properties — completed developments	8,832	610,229	31.71%	39.48%

Total Prestabilized Properties — Europe	8,921	619,402	32.39%	38.45%

Total Europe Operating Portfolio	109,854	9,530,707	88.40%	88.52%

Asia:
Stabilized properties
Direct Investment	10,777	665,548	79.40%	97.84%
CDFS joint ventures and Property Funds (C)	33,620	4,997,319	95.91%	99.42%

Total Asia Stabilized Properties	44,397	5,662,867	91.91%	99.08%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,642	80,313	24.63%	0.00%
CDFS properties — completed developments	4,059	492,439	63.79%	32.03%

CDFS joint ventures (C)	700	26,983	53.92%	0.00%

Total Prestabilized Properties — Asia	6,401	599,735	52.67%	23.64%

Total Asia Operating Portfolio	50,798	6,262,602	86.97%	88.55%

Total Operating Portfolio	501,518	$34,650,919	89.97%	91.48%

COMMENTS
(A)	At December 31, 2007, the stabilized portfolio consisted of 429,493 square feet and the total operating portfolio consisted of 459,481 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The current investment represents the entity’s basis in the real estate.

(D)	This property fund acquired its first properties during the third quarter. See comment (C) on Page 11.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008 (C)	11,435	$46,250	5.95%
2009	29,136	119,998	15.44%
2010	26,772	116,539	15.00%
2011	30,313	135,370	17.43%
2012	21,812	105,439	13.57%
2013	19,568	99,394	12.79%
2014	10,065	45,838	5.90%
2015	3,150	16,539	2.13%
2016	5,169	23,427	3.01%
2017	4,065	26,633	3.43%
Thereafter	7,022	41,607	5.35%

Totals	168,507	$777,034	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008 (C)	11,522	$49,079	3.07%
2009	33,973	162,190	10.16%
2010	32,717	163,986	10.27%
2011	37,141	213,866	13.39%
2012	34,379	198,445	12.43%
2013	25,093	131,382	8.23%
2014	16,581	101,176	6.34%
2015	18,891	132,220	8.28%
2016	21,824	133,578	8.36%
2017	14,335	100,121	6.27%
Thereafter	28,264	210,854	13.20%

Totals	274,720	$1,596,897	100.00%

COMMENTS
(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of September 30, 2008, the weighted average base rent per square foot was $4.47 (direct investment) and $5.29 (property funds and industrial CDFS joint ventures).

(C)	Includes leases expiring during the remainder of 2008, as well as amounts leased on a month-to-month basis.
Supplemental Information Page 13

ProLogis
Third Quarter 2008
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)

			Percentage of
			Annualized		Number
Rank		Customer Name	Base Rent (B)		of Leases

1	*	Deutsche Post AG (DHL)	3.34%		91
2		Matsushita Logistics	2.28%		17
3	*	CEVA Logistics	1.46%		37
4		Hitachi Transport Systems	1.37%		24
5	*	Kuehne & Nagel	1.15%		30
6	*	Nippon Express Group	1.07%		23
7		Home Depot, Inc.	1.06%		15
8	*	Unilever	1.05%		9
9	*	NYK Group	0.97%		21
10		Geodis	0.84%		20
11		NOL Group (Neptune Orient Lines)	0.81%		23
12		Wal-Mart Stores, Inc.	0.74%		9
13		Wincanton Logistics	0.69%		24
14		Kraft Foods, Inc.	0.67%		8
15		ASKUL Corporation	0.67%		3
16		Sears Holdings Corporation	0.66%		13
17		PepsiCo	0.64%		9
18		Sanyo Electric Logistics	0.58%		6
19		Tesco plc	0.56%		10
20	*	FedEx Corporation	0.54%		23
21		ID Logistics France	0.51%		6
22	*	Amazon.com, Inc.	0.46%		7
23		J Sainsburys	0.45%		3
24		Ozburn-Hessey Holding Co	0.44%		10
25		Shinkai Group	0.43%		8

		Total	23.44	%(C)	449

COMMENTS
*	Customer leases space from us on three continents.

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	Percentage is based on the annualized collected base rents as of September 30, 2008.

(C)	When considering only our direct investment properties, the top 25 customers represented 19.38% of our total annualized collected base rents as of September 30, 2008.
Supplemental Information Page 14

ProLogis
Third Quarter 2008
Unaudited Financial Results
Leasing Activity (A)

					Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Average
	No. of	Square	Square		Tenant
	Leases	Feet	Feet	Cost	Retention
		(in thousands)	(in thousands)
First Quarter	447	26,483	19,913	$1.12	66.9%
Second Quarter	572	34,312	22,562	$0.88	76.0%
Third Quarter	534	34,563	23,558	$1.14	82.8%

Year to Date	1,553	95,358	66,033	$1.05	75.6%

Capital Expenditures
For the Nine Months Ended September 30, 2008
(in thousands, except for percentages)

					Our
	Recurring				Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage	Actual Capital
	Expenditures	Improvements	Commissions	Expenditures	for the Period	Expenditures

ProLogis	$27,208	$26,033	$18,300	$71,540	100.0%	$71,540

ProLogis property funds — combined	$18,343	$14,085	$14,698	$47,126	24.7%	$11,644

	$45,551	$40,118	$32,998	$118,666		$83,184

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development included on Page 19a.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Suppplemental Information Page 15

ProLogis
Third Quarter 2008
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net
	of Same Store	Rental	Rental	Operating	Average	Rental Rate
	Population	Income (B)	Expenses (C)	Income	Leasing (D)	Growth (E)
	(in thousands)
First Quarter	378,139	+ 6.06%	+ 15.88%	+ 3.26%	+ 1.87%	+ 6.60%
Second Quarter	377,719	+ 3.50%	+ 9.69%	+ 1.62%	+ 1.29%	+ 3.06%
Third Quarter	377,431	+ 3.94%	+ 10.93%	+ 1.85%	+ 0.55%	+ 2.73%

Year to Date	377,431	+ 4.44%	+ 11.81%	+ 2.26%	+ 1.17%	+ 4.09%

COMMENTS

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current and prior year and were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population, but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	This represents the increase in the average leased percentage for all periods presented. We previously disclosed average physical occupancy but changed our disclosure in the second quarter 2008 to better reflect the operating metrics used by management.

(E)	This represents the increase in rental rates, on new leases signed during the period, as compared with the previous rental rates in that same space.
Supplemental Information Page 16

ProLogis
Third Quarter 2008
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

		Three Months Ended
	Year to Date	September 30,	June 30,	March 31,
	2008	2008	2008	2008
Acquisitions from third parties:
Operating properties acquired by us:
Square feet	5,006	89	947	3,970
Total expected investment of assets acquired ($)	288,602	11,473	67,325	209,804
Percentage leased as of 9/30/08	44.95%	100.00%	47.97%	42.99%

Operating properties acquired by property funds:
Square feet	5,074	1,145	3,168	761
Total expected investment of assets acquired ($)	469,691	159,963	222,623	87,105
Percentage leased as of 9/30/08	93.11%	100.00%	88.96%	100.00%

Dispositions:
CDFS dispositions:
Developed and repositioned properties:
Contributions to property funds:
Square feet	29,503	5,835	13,481	10,187
Net sales proceeds ($)	3,012,819	572,915	1,182,518	1,257,386

Dispositions to third parties:
Square feet	646	30	70	546
Net sales proceeds ($)	87,400	3,689	11,042	72,669

Land dispositions:
Net sales proceeds ($)	76,155	61,058	4,984	10,113

Total developed and repositioned properties:
Square feet	30,149	5,865	13,551	10,733
Net sales proceeds ($)	3,176,374	637,662	1,198,544	1,340,168
Post-deferral, post-tax margins	20.8%	10.9%	19.6%	27.6%

Acquired property portfolios:
Contributions to property funds:
Square feet	4,710	2,656	1,084	970
Net sales proceeds ($)	353,887	190,712	79,843	83,332
Post-deferral, post-tax margins	0.0%	0.0%	0.0%	0.0%

Total CDFS dispositions:
Square feet	34,859	8,521	14,635	11,703
Net sales proceeds ($)	3,530,261	828,374	1,278,387	1,423,500
Post-deferral, post-tax margins	18.2%	8.1%	18.0%	25.4%

Percentage of CDFS proceeds generated by contributions to property funds	95.4%	92.2%	98.7%	94.2%

Non-CDFS dispositions:
Contributions to property funds:
Square feet	120	—	120	—
Net sales proceeds ($)	7,100	—	7,100	—
Dispositions to third parties:
Square feet	1,205	499	160	546
Net sales proceeds ($)	62,514	11,220	14,184	37,110

Total all dispositions:
Square feet	36,184	9,020	14,915	12,249
Net sales proceeds ($)	3,599,875	839,594	1,299,671	1,460,610

Dispositions by property funds:
Square feet	143	138	5	—
Net sales proceeds ($)	12,684	10,017	2,667	—
Supplemental Information Page 17

ProLogis
Third Quarter 2008
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	September 30,	June 30,	March 31,	Year to Date
	2008	2008	2008	2008

Square feet of leases signed on CDFS properties (A)	9,055	11,834	10,707	31,596
Square feet of leases signed on CDFS properties to repeat customers	5,131	3,997	3,623	12,751

Percentage to repeat customers	56.7%	33.8%	33.8%	40.4%

2008 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended				Percentage
	September 30,	June 30,	March 31,	Year to Date	of Total
Region	2008	2008	2008	2008	Proceeds
North America:
United States	$98,191	$308,185	$89,656	$496,032	14.05%
Mexico	—	31,120	5,646	36,766	1.04%
Canada	38,939	—	124,289	163,228	4.62%
Acquired property portfolios (B)	—	32,773	22,012	54,785	1.56%

	137,130	372,078	241,603	750,811	21.27%

Europe:
Southern Europe	57,686	162,888	202,811	423,385	12.00%
Northern Europe	70,918	170,866	132,286	374,070	10.60%
Central Europe	110,669	165,759	194,994	471,422	13.35%
United Kingdom	198,895	70,104	258,527	527,526	14.94%
Acquired property portfolios (B)	107,063	47,070	61,320	215,453	6.10%

	545,231	616,687	849,938	2,011,856	56.99%

Asia:
Japan	62,365	289,622	331,959	683,946	19.37%
Acquired property portfolios (B)	83,648	—	—	83,648	2.37%

	146,013	289,622	331,959	767,594	21.74%

CDFS proceeds before deferrals and recapture	828,374	1,278,387	1,423,500	3,530,261	100.00%

Deferral of proceeds (C)	(25,090)	(56,248)	(84,125)	(165,463)
Recognition of previously deferred proceeds (C)	4,560	9,566	7,370	21,496

Total CDFS proceeds included in FFO	$807,844	$1,231,705	$1,346,745	$3,386,294

2007 Proceeds from CDFS Dispositions/Contributions

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2007	2007	2007	to Date

CDFS proceeds before deferrals and recapture	3,227,509	$858,565	$782,122	$4,868,196
Deferral of proceeds (C)	(103,321)	(66,041)	(44,695)	(214,057)
Recognition of previously deferred proceeds (C)	18,035	—	—	18,035

Total CDFS proceeds included in FFO	$3,142,223	$792,524	$737,427	$4,672,174

COMMENTS

(A)	Represents the initial leasing activity in properties included in our CDFS pipeline. This includes leases signed during the period in completed industrial and retail developments, repositioned acquisitions, and properties under development, including industrial CDFS joint ventures.

(B)	Occasionally, we acquire a portfolio of properties with the intent of contributing the portfolio to an existing or future property fund at, or slightly above, our acquisition cost. The proceeds and related costs are presented as Acquired Property Portfolios in our Consolidated Statements of Earnings and FFO.

(C)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution, due to our continuing ownership. When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in an unconsolidated investee decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the unconsolidated investee.
Supplemental Information Page 18

ProLogis
Third Quarter 2008
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	September 30, 2008
	Square	Total Expected	Leased
	Feet	Investment (A)	Percentage

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions (C)	4,408	$288,645	83.13%
CDFS properties — completed developments	17,109	940,737	37.85%

Total CDFS Operating Properties — North America	21,517	1,229,382	47.13%

Europe:
CDFS properties — repositioned acquisitions	1,739	135,426	55.33%
CDFS properties — completed developments	21,784	1,764,525	52.83%

Total CDFS Operating Properties — Europe	23,523	1,899,951	53.01%

Asia:
CDFS properties — repositioned acquisitions	4,383	206,712	58.18%
CDFS properties — completed developments	12,095	1,072,448	74.42%

Total CDFS Operating Properties — Asia	16,478	1,279,160	70.10%

Total Acquired and Developed Properties	61,518	4,408,493	55.53%

Properties Under Development — Direct Owned (B):
North America	8,149	664,804	61.61%
Europe	16,835	1,386,476	35.79%
Asia	17,446	1,521,160	9.58%

Total Properties Under Development (see Page 19a)	42,430	3,572,440	29.97%

Total CDFS Asset Pipeline — Direct Owned	103,948	$7,980,933	45.10%

Completed Properties — Industrial CDFS Joint Ventures (D):
North America	842	$29,282	77.15%
Asia	2,722	94,354	94.08%

Total Completed Properties — Industrial CDFS Joint Ventures	3,564	123,636	90.08%

Properties Under Development — Industrial CDFS Joint Ventures (E):
North America	190	6,839	100.00%
Europe	508	75,339	100.00%
Asia	1,217	61,882	6.14%

Total Properties Under Development — Industrial CDFS Joint Ventures	1,915	144,060	40.35%

Total CDFS Asset Pipeline — Industrial CDFS Joint Ventures	5,479	$267,696	72.69%

Total CDFS Asset Pipeline	109,427	$8,248,629	47.73%

CDFS Assets By Geographic Area (B)

	September 30, 2008
	Square	Total Expected
	Feet	Investment (A)	Leased
North America	30,698	$1,930,307	53.08%
Europe	40,866	3,361,766	41.16%
Asia	37,863	2,956,556	44.24%

Total CDFS Asset Pipeline	109,427	$8,248,629	47.73%

COMMENTS

(A)	Amount represents our total expected investment at the time of contribution, including the current investment and the estimated remaining costs. The remaining costs may include construction costs, tenant improvements and leasing commissions, depending on the status of the property. In previous disclosures, through first quarter of 2008, we included only our current investment for completed properties. This change has no impact on financial results, but we believe it represents a more accurate reflection of our pipeline.

(B)	Includes industrial, retail and mixed use properties.

(C)	Repositioned acquisitions in North America include remaining properties from a portfolio of industrial properties in Mexico that we acquired in June 2006 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 1.1 million square feet and have a total remaining investment of approximately $66.2 million.

(D)	Represents our proportionate share of the square footage and investment in completed industrial properties held in CDFS joint ventures in which we have an approximate ownership interest of 50% in each joint venture.

(E)	Represents our proportionate share of the square footage and investment in industrial properties under development in CDFS joint ventures. See detail on Page 19b.
Supplemental Information Page 18a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated CDFS Joint Ventures
(in thousands, except for cost per square foot and percentages)

	Year to Date	September 30,	June 30,	March 31,
	2008	2008	2008	2008

Development Starts:
Industrial — ProLogis (A):
Square feet	27,891	5,416	11,609	10,866
Total expected investment ($)	2,405,827	515,119	1,006,288	884,420
Industrial — CDFS Joint Ventures (B):
Square feet	252	—	190	62
Total expected investment ($)	9,604	—	6,839	2,765
Subtotal Industrial:
Square feet	28,143	5,416	11,799	10,928
Total expected investment ($)	2,415,431	515,119	1,013,127	887,185
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	—	—	—	—
CDFS Joint Ventures — total expected investment ($) (D)	54,901	12,482	—	42,419

Subtotal Retail and Mixed Use — Total expected investment ($)	54,901	12,482	—	42,419

Grand Total — Total expected investment ($)	2,470,332	527,601	1,013,127	929,604

Development Completions:
Industrial — ProLogis (A):
Square feet	34,601	13,754	10,412	10,435
Total expected investment ($)	2,791,089	1,094,878	828,276	867,935
Industrial — CDFS Joint Ventures (B):
Square feet	413	102	—	311
Total expected investment ($)	19,128	3,836	—	15,292
Subtotal Industrial:
Square feet	35,014	13,856	10,412	10,746
Total expected investment ($)	2,810,217	1,098,714	828,276	883,227
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	3,299	—	—	3,299
CDFS Joint Ventures — total expected investment ($) (D)	55,277	32,933	8,395	13,949

Subtotal Retail and Mixed Use — Total expected investment ($)	58,576	32,933	8,395	17,248

Grand Total — Total expected investment ($)	2,868,793	1,131,647	836,671	900,475

Under Development as of End of Period:
Industrial — ProLogis (A):
Square feet		42,130	50,288	49,043
Total expected investment ($)		3,518,517	4,280,916	4,047,454
Industrial — CDFS Joint Ventures (B):
Square feet		1,915	2,011	1,640
Total expected investment ($)		144,060	134,378	125,714
Subtotal Industrial:
Square feet		44,045	52,299	50,683
Total expected investment ($)		3,662,577	4,415,294	4,173,168
Cost per square foot ($)		83.16	84.42	82.34
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)		53,923	52,773	52,773
CDFS Joint Ventures — total expected investment ($) (D)		293,870	302,713	309,791

Subtotal Retail and Mixed Use — Total expected investment ($)		347,793	355,486	362,564

Grand Total — Total expected investment ($)		4,010,370	4,770,780	4,535,732

COMMENTS
(A)	Detailed information is provided on Page 19a.

(B)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture. See Page 19b.

(C)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis. See Page 19b.

(D)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest). See Page 19b.
Supplemental Information Page 19

ProLogis
Third Quarter 2008
Unaudited Financial Results
Development Summary — ProLogis (A)
(in thousands, except for cost per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2007

Development Starts:
North America:
Square feet	357	2,693	1,583	6,045
Total expected investment ($)	100,165	163,072	113,304	468,639
Cost per square foot ($)	280.57	60.55	71.58	77.53
Europe:
Square feet	3,500	5,423	4,971	11,016
Total expected investment ($)	295,442	456,824	384,496	1,001,335
Cost per square foot ($)	84.41	84.24	77.35	90.90
Asia:
Square feet	1,559	3,493	4,312	5,268
Total expected investment ($)	119,512	386,392	386,620	338,179
Cost per square foot ($)	76.66	110.62	89.66	64.19
Total:
Square feet	5,416	11,609	10,866	22,329
Total expected investment ($)	515,119	1,006,288	884,420	1,808,153
Cost per square foot ($)	95.11	86.68	81.39	80.98

Development Completions:
North America:
Square feet	4,205	3,314	2,319	4,337
Total expected investment ($)	240,468	260,339	126,144	216,453
Cost per square foot ($)	57.19	78.56	54.40	49.91
Leased percentage at completion (B)	25.38%	7.02%	47.59%	15.30%
Leased percentage as of 09/30/08		19.32%	79.39%	40.63%
Europe:
Square feet	7,718	5,366	5,185	4,115
Total expected investment ($)	631,731	429,243	409,088	399,258
Cost per square foot ($)	81.85	79.99	78.90	97.03
Leased percentage at completion (B)	47.73%	73.51%	69.87%	64.15%
Leased percentage as of 09/30/08		80.45%	90.89%	82.03%
Asia:
Square feet	1,831	1,732	2,931	1,764
Total expected investment ($)	222,679	138,694	332,703	68,253
Cost per square foot ($)	121.62	80.08	113.51	38.69
Leased percentage at completion (B)	86.37%	44.68%	60.05%	49.94%
Leased percentage as of 09/30/08		67.13%	82.01%	93.10%
Total:
Square feet	13,754	10,412	10,435	10,216
Total expected investment ($)	1,094,878	828,276	867,935	683,964
Cost per square foot ($)	79.60	79.55	83.18	66.95
Leased percentage at completion (B)	45.51%	47.55%	62.16%	41.66%
Leased percentage as of 09/30/08		58.57%	86.78%	67.29%

Under Development as of End of Period:
North America:
Square feet	7,849	11,705	12,328	13,061
Total expected investment ($)	610,881	751,184	848,451	870,552
Cost per square foot ($)	77.83	64.18	68.82	66.65
Leased percentage as of 09/30/08	65.73%
Europe:
Square feet	16,835	20,925	20,852	21,067
Total expected investment ($)	1,386,476	1,920,726	1,878,316	1,765,652
Cost per square foot ($)	82.36	91.79	90.08	83.81
Leased percentage as of 09/30/08	35.79%
Asia:
Square feet	17,446	17,658	15,863	14,393
Total expected investment ($)	1,521,160	1,609,006	1,320,687	1,242,925
Cost per square foot ($)	87.19	91.12	83.26	86.36
Leased percentage as of 09/30/08	19.15%
Total:
Square feet	42,130	50,288	49,043	48,521
Total expected investment ($)	3,518,517	4,280,916	4,047,454	3,879,129
Cost per square foot ($)	83.52	85.13	82.53	79.95
Leased percentage as of 09/30/08	34.48%

Construction in Progress (C):
North America ($)	390,539	426,673	478,742	533,826
Europe ($)	696,146	961,246	926,242	766,197
Asia ($)	784,456	734,614	501,351	686,262

Total Construction in Progress ($)	1,871,141	2,122,533	1,906,335	1,986,285

COMMENTS
(A)	Includes our development activity of industrial distribution properties. See also Page 19b for additional development activity.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for industrial, retail and mixed use properties.
Supplemental Information Page 19a

ProLogis
Third Quarter 2008
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures and Retail
(in thousands, except for percentages)

	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2007

Industrial CDFS Joint Ventures (A)
Development Starts:
North America:
Square feet	—	190	—	—
Total expected investment ($)	—	6,839	—	—
Europe:
Square feet	—	—	—	508
Total expected investment ($)	—	—	—	34,111
Asia:
Square feet	—	—	62	1,101
Total expected investment ($)	—	—	2,765	44,826
Total:
Square feet	—	190	62	1,609
Total expected investment ($)	—	6,839	2,765	78,937

Development Completions:
North America:
Square feet	—	—	180	474
Total expected investment ($)	—	—	8,657	12,447
Leased percentage as of 09/30/08	—	—	18.82%	100.00%
Asia:
Square feet	102	—	131	346
Total expected investment ($)	3,836	—	6,635	14,294
Leased percentage as of 09/30/08	75.76%	—	22.65%	89.79%
Total:
Square feet	102	—	311	820
Total expected investment ($)	3,836	—	15,292	26,741
Leased percentage as of 09/30/08	75.76%	—	20.43%	95.69%

Retail and Mixed Use — ProLogis and CDFS Joint Ventures
Development Starts:
ProLogis (B):
Square feet	—	—	—	308
Total expected investment ($)	—	—	—	56,073
CDFS Joint Ventures (C):
Square feet	21	—	399	840
Total expected investment ($)	12,482	—	42,419	113,266
Total:
Square feet	21	—	399	1,148
Total expected investment ($)	12,482	—	42,419	169,339

Development Completions:
ProLogis (B):
Square feet	—	—	8	—
Total expected investment ($)	—	—	3,299	—
Leased percentage as of 09/30/08	—	—	77.40%	—
CDFS Joint Ventures (C):
Square feet	109	94	118	44
Total expected investment ($)	32,933	8,395	13,949	2,861
Leased percentage as of 09/30/08	100.00%	98.72%	94.80%	99.80%
Total:
Square feet	109	94	126	44
Total expected investment ($)	32,933	8,395	17,248	2,861
COMMENTS

(A)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture.

(B)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis.

(C)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest).
Supplemental Information Page 19b

ProLogis
Third Quarter 2008
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of September 30, 2008

			Principal Maturities
Principal Outstanding			of Direct Debt

Direct Debt:
Senior notes:			Excluding Lines of Credit
Floating Rate Notes due 2009	$250,000		2008	$4,818
7.30% Notes due 2009	25,000		2009	352,662
7.875% Notes due 2009	9,375		2010	558,897
8.72% Notes due 2009	18,750		2011	554,456
5.25% Notes due 2010	500,000		2012	3,073,628
4.375% Euro Notes due 2011	498,260		2013	937,137
5.50% Notes due 2012	450,000		2014	66,112
5.50% Notes due 2013	300,000		2015	556,332
5.625% Notes due 2015	400,000		2016	1,134,299
7.81% Notes due 2015	100,000		2017	105,975
9.34% Notes due 2015	50,000		Thereafter	781,147
5.625% Notes due 2016	550,000		Less: discount, net	(7,205)

5.75% Notes due 2016	400,000			$8,118,258

8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000		Lines of credit (B)
6.625% Notes due 2018	600,000
Less: discount	(10,456)		Global line

Total senior notes	4,290,929		- Renminbi tranche - 2009	$92,709
			- All others - 2010	2,334,974
			Multi-currency credit facility - 2010	551,960

Convertible senior notes - 2.25% due 2037	1,234,721	(A)	Total lines of credit	$2,979,643
Convertible senior notes - 1.875% due 2037	1,104,399	(A)
Convertible senior notes - 2.625% due 2038	544,935	(A)	Total direct debt	$11,097,901
Fixed rate secured debt	912,636
Assessment bonds	30,638
Multi-currency credit facility	551,960	(B)
Global line	2,427,683	(B)

Total direct debt	11,097,901

Our share of third party debt of unconsolidated investees:
Property funds	3,185,651
CDFS joint ventures	295,784
Other unconsolidated investees	42,197

	3,523,632

Total	$14,621,533

Market Capitalization as of September 30, 2008

		Market
	Shares	Price at
	or Equivalents	September 30,	Market Value
	Outstanding	2008	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$49.00	$98,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$19.00	95,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$17.10	85,500

	12,000		278,500

Common Shares	262,652	$41.27	10,839,648
Convertible limited partnership units (5,145 units)	5,146	$41.27	212,375

	267,798		11,052,023

Total equity			11,330,523
Total debt (including our share of third party debt of unconsolidated investees)			14,621,533

Total market capitalization (including our share of third party debt of unconsolidated investees)			$25,952,056

COMMENT

(A)	The convertible notes are convertible at the holder’s option and redeemable at our option after five years, for the principal amount plus accrued and unpaid interest, and have therefore been reflected to mature in 2012 and 2013 in the schedule of debt maturities. See also note 6 on Page 7a for a discussion of a change in accounting for convertible debt, which will be effective January 1, 2009.

(B)	These amounts have been reflected in the maturity schedule assuming we exercise our option to extend these facilities to 2010, other than the renminbi tranche, which matures in 2009. See Page 21 for further information.
Supplemental Information Page 20

ProLogis
Third Quarter 2008
Unaudited Financial Results
Debt Analysis
Lines of Credit
(in thousands, except for percentages)

			Outstanding
	Total	Debt	Letters of	Remaining
As of September 30, 2008	Commitment	Balance	Credit	Capacity

Global Line (A)	$3,698,528	$2,427,683	$156,329	$1,114,516
Multi-currency credit facility (B)	600,000	551,960	—	48,040
Other (C)	63,287	—	48,486	14,801

	$4,361,815	$2,979,643	$204,815	$1,177,357

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to Maturity
As of September 30, 2008	% of Debt	Interest Rate (D)	(in years) (E)

Global Line	21.88%	3.31%	(A )
Multi-currency credit facility	4.97%	5.42%	(B )
Senior notes	38.66%	5.62%	6.7
Convertible senior notes	25.99%	2.18%	4.2
Secured debt	8.22%	6.76%	8.2
Assessment bonds	0.28%	6.56%	11.6

Total direct debt	100.00%	4.31%	5.7
Financial Ratios

	Nine Months Ended	Year Ended
	September 30, 2008	December 31, 2007

Interest coverage ratio (F)	4.5	4.6
Fixed charge coverage ratio (G)	4.2	4.3
Total debt to total book assets (including our share of unconsolidated investees) (see Pages 1 and 20)	59.7%	59.5%
Total debt to total market capitalization (including our share of unconsolidated investees) (see Page 20)	56.3%	44.4%

COMMENTS

(A)	Represents a global senior multi-currency credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies. The Global Line matures in October 2009, however, we can exercise a 12-month extension at our option for all currencies, except the renminbi, which matures in May 2009. The renminbi tranche has a 721.2 million renminbi commitment (or $105.8 million) at September 30, 2008.

(B)	This facility has terms similar to the Global Line, including a 12-month extension at our option.

(C)	This facility represents a total commitment of 35 million British pounds sterling.

(D)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at September 30, 2008.

(E)	Calculated through final maturity for debt outstanding at September 30, 2008, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after five years from issuance and, in limited circumstances, before then.

(F)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense is net of capitalized interest and amortization of loan costs).

(G)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense is net of capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 21

ProLogis
Third Quarter 2008
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Owned Directly by ProLogis and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%

United States		Mexico

Atlanta	3.80	Guadalajara	0.18
Austin	0.50	Hermosillo	0.07
Baltimore	0.70	Juarez	0.43
Central Valley (California)	1.40	Matamoros	0.06
Charlotte	1.35	Mexico City	0.79
Chicago	4.71	Monterrey	0.53
Cincinnati	1.62	Nogales	0.03
Columbus	2.34	Nuevo Laredo	0.02
Dallas/Fort Worth	4.63	Reynosa	0.70
Denver	1.39	Saltillo	0.01
El Paso	0.75	Tijuana	0.72

Greenville	0.54
Houston	2.16	Total Mexico	3.54%

I-81 Corridor (E. Pennsylvania)	4.45
Indianapolis	2.25
Inland Empire (Southern		Canada
California)	6.02	Toronto	0.36
Las Vegas	1.33
Los Angeles	2.86	Total North America	67.84%
Louisville	1.09
Memphis	1.84
Nashville	1.12
New Jersey	3.76
Orlando	0.61
Phoenix	0.71
Portland	0.74
Reno	3.26
Salt Lake City	0.44
San Antonio	1.47
San Francisco-East Bay	1.11
San Francisco-South Bay	1.17
Seattle	0.28
South Florida	1.03
St. Louis	0.57
Tampa	0.83
Washington D.C.	0.78
other non-target	0.33

Total United States	63.94%

Europe	%

Belgium	0.21
Czech Republic	1.16
France	5.04
Germany	1.99
Hungary	0.94
Italy	1.59
Netherlands	1.35
Poland	3.54
Romania	0.23
Slovakia	0.82
Spain	0.94
Sweden	0.36
United Kingdom	3.77

Total Europe	21.94%

Asia	%

China	3.63
Japan	6.24
Korea	0.35

Total Asia	10.22%

Supplemental Information Page 22